MASTER



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               HEALTH CARE RECEIVABLES LOAN AND SECURITY AGREEMENT

                         dated as of September 16, 1996

                                      among

                           OAK TREE RECEIVABLES, INC.,
                                  as Borrower,



                                SAM FUND I, L.P.,
                                   as Lender,



                                       and


                                  SAM PM, L.P.,
                              as Program Manager.






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                              (Borrower Code OTRI)


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                                TABLE OF CONTENTS

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ARTICLE I  DEFINITIONS..........................................................................................  1

ARTICLE II  THE LOAN............................................................................................  1
         2.1  The Loan..........................................................................................  1
         2.3  Edited Face Value; Borrowing Base etc.  ..........................................................  1
         2.4  Borrower's Representations, Warranties and Covenants; Rejected Receivables........................  1
         2.5  Security Interest.................................................................................  2
         2.6  No Assumption of Obligations......................................................................  2

ARTICLE III PAYMENTS; FEES; INTEREST............................................................................  2
         3.1  Interest, etc.....................................................................................  2
         3.2  Fees..............................................................................................  2
         3.3  Application of Collections........................................................................  3
         3.4  Repayment.........................................................................................  3
         3.5  Prepayments.......................................................................................  3
         3.6  Payments, Set-Off, Computations, etc..............................................................  4
         3.7  Evidence of Debt..................................................................................  4
         3.8  Distributions to Borrower; Netting Arrangement....................................................  4

ARTICLE IV  CONDITIONS..........................................................................................  5
         4.1  Conditions Precedent to the First Loan............................................................  5
         4.2  Additional Conditions Precedent to the Loan.......................................................  5

ARTICLE V  SERVICING AND ADMINISTRATION.........................................................................  6
         5.1  Servicing of Receivables..........................................................................  6
         5.2  Receipt by Borrower...............................................................................  6
         5.3  Collateral Monitoring.............................................................................  7

ARTICLE VI  REMEDIES UPON TERMINATION...........................................................................  7
         6.1  Rights and Remedies...............................................................................  7
         6.2  Rights and Remedies Cumulative....................................................................  7

ARTICLE VII  PROGRAM MANAGER ...................................................................................  7
         7.1  Authorization and Action..........................................................................  7
         7.2  Rights of Program Manager.........................................................................  8

         7.3  Ethical Obligations of Program Manager............................................................  8
         8.1  Indemnity.........................................................................................  8
         8.2  Contribution......................................................................................  9
         8.3  Exculpation....................................................................................... 10

ARTICLE IX  MISCELLANEOUS....................................................................................... 10
         9.1  Amendments, Waivers, etc.......................................................................... 10

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                                       -i-

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         9.2  Notices, etc...................................................................................... 10
         9.3  Binding Effect; Survival.......................................................................... 10
         9.4  Costs, Expenses and Taxes......................................................................... 11
         9.5  No Recourse Against Other Parties................................................................. 11
         9.6  No Proceedings.................................................................................... 11
         9.7  Execution in Counterparts......................................................................... 12
         9.8  Interpretation; Entire Agreement.................................................................. 12
         9.9  Governing Law..................................................................................... 12
         9.10  Consent To Jurisdiction; Waiver Of Immunities.................................................... 12
         9.11  Arbitration...................................................................................... 13
         9.12  Interest......................................................................................... 13
         9.13  No Oral Agreements............................................................................... 14
         9.14  Limited Recourse................................................................................. 14


Schedule 1       Definitions
Schedule 2       Initial Conditions
Schedule 3       Representations and Warranties as to Borrower
Schedule 4       Representations and Warranties as to Eligible Receivables
Schedule 5       Borrower's Covenants
Schedule 6       Edited Face Value; Borrowing Base, etc.

Exhibit A        Form of Note
Exhibit B        Form of Obligor Notice
Exhibit C        Form of UCC Financing Statement
Exhibit D        Form of Letter Amending Borrowing Base Determination
Exhibit E        Form of Limited Power of Attorney
Exhibit F        Form of Borrowing Base Certificate

         THIS HEALTH CARE  RECEIVABLES  LOAN AND SECURITY  AGREEMENT dated as of
September 16, 1996 (this "Agreement") is among OAK TREE RECEIVABLES, INC., a Florida corporation ("Borrower"), SAM FUND I, L.P. (including its successors, assigns and designees, "Lender") and SAM PM, L.P., as program manager (including its successors, assigns and designees, "Program Manager"). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I  DEFINITIONS

         In this Agreement, unless otherwise specified: (a) capitalized terms are used as defined in Schedule 1; and (b) terms defined in Article 9 of the Texas UCC and not otherwise defined herein are used as defined in such Article. Additional rules of interpretation are set forth in Section 9.8.

ARTICLE II  THE LOAN

         SECTION 2.1 The Loan. Lender shall make available to Borrower a multiple draw-down term loan facility, on the terms and subject to the conditions set forth in this Agreement (the "Commitment"). Lender agrees, on the terms and subject to the conditions hereinafter set forth, to make a loan in one or two draw-downs (collectively, the "Loan") to Borrower during the period from the date hereof to the date (the "Commitment Termination Date") which is the earlier of

                  (a) September 18, 1996; and

                  (b) the date notice is given by Lender to Borrower pursuant to
         Section 6.1.

The amount of the Loan made may not exceed the lesser of (x) $1,250,000, as such amount may be reduced pursuant to Section 3.3 (such amount, as so reduced, being the "Commitment Amount") and (y) the Borrowing Base. Subject to the terms hereof, Borrower may borrow and prepay but may not reborrow amounts pursuant hereto.

         SECTION 2.2 Making the Loan. Lender will make the Loan on at least two Business Days' prior written notice (unless such period is waived by Lender and Program Manager) from Borrower to Lender (a "Borrowing Notice") specifying the proposed amount and date (which must be a Business Day) of the Loan. Not later than 1:00 P.M. (Dallas time) on the date of the Loan and upon fulfillment of the conditions set forth in Article IV, the proceeds of the Loan will be made available to Borrower in immediately available funds for deposit in Borrower's Account.

         SECTION 2.3 Edited Face Value; Borrowing Base etc. In connection with the Loan under this Agreement, Borrower shall communicate certain information to Program Manager (or a Person designated by Program Manager), Program Manager shall cause certain estimates to be made, and certain procedures will be followed prior to or on the Loan Date, all in accordance with, and as more fully described in, Schedule 6.

         SECTION 2.4 Borrower's Representations, Warranties and Covenants; Rejected Receivables. On the date of this Agreement and on the Loan Date, Borrower shall be deemed to have represented and warranted to Lender and Program Manager as set forth in Schedule 3. On each Loan Date, Borrower shall be deemed to have represented and warranted to Lender and Program Manager as set forth in

Schedule 4 as to each Receivable included in the Borrowing Base (each, an "Eligible Receivable"). During the period from the date of this Agreement through the Final Payout Date, Borrower (for the benefit of all Persons referred to in Section 9.3) shall comply with the covenants set forth in Schedule 5.

         Borrower shall notify Program Manager promptly upon becoming aware of, and if earlier, Program Manager shall notify Borrower promptly upon becoming aware of, any breach of any of such representations, warranties or covenants. Any such notice shall identify all Receivables affected by such breach. Each Receivable affected by such breach is called a "Rejected Receivable". On the first Business Day that a Receivable becomes a Rejected Receivable, Borrower shall remove the Rejected Receivable from the Borrowing Base and replace it with an Eligible Receivable whose Edited Face Value is equal to or greater than the Receivable that became a Rejected Receivable.

         SECTION 2.5 Security Interest. To secure the prompt payment and performance of all Obligations, (a) Borrower hereby grants to Lender, for the benefit of Lender and the other Indemnified Parties, a security interest in all of Borrower's right, title and interest in, to and under all of the following, whether now or hereafter existing: (i) all Receivables, (ii) all Records relating to such Receivables, (iii) all Contracts relating to such Receivables,
(iv) the Transaction Accounts, (v) the Lock- Boxes, all funds and other items on deposit in the Transaction Accounts and the Lock-Boxes, and all certificates, agreements and instruments, if any, from time to time evidencing each Transaction Account, each Lock-Box and all funds and other items on deposit in each Transaction Account and each Lock-Box, and (vi) all proceeds and amounts received or receivable (including all Collections) under any or all of the foregoing (collectively, the "Collateral"); and (b) this Agreement shall constitute a security agreement under the UCC.

         SECTION 2.6 No Assumption of Obligations. Neither this Agreement nor the Loan pursuant to this Agreement shall constitute or result in an assumption by Lender or any other Indemnified Party of any obligations or liabilities of Borrower with respect to any Receivable, Record or Contract.

ARTICLE III PAYMENTS; FEES; INTEREST

         SECTION 3.1 Interest, etc. Interest will accrue prior to default on the unpaid principal amount of the Loan from the date such Loan is made until such principal amount is paid in full (after, as well as before, judgment) at a fixed interest rate per annum equal to 14%; provided, however, that once the Lender has received an aggregate of $662,500 in interest, Facility Fees and Collection and Servicing Fees, the fixed interest rate per annum shall thereafter equal 6%. Payments of accrued interest will be made by Borrower to Lender's Account on each Weekly Payment Date in immediately available funds to the extent available as provided in Section 3.3. On any overdue principal amount of any Loan, Borrower will pay interest (after, as well as before, judgment) payable on demand, at a fluctuating interest rate per annum (the "Default Rate") equal to 16% per annum; provided, however, that once the interest rate has reduced from 14% to 6% as provided in the first sentence of this Section 3.1, the Default Rate shall be 6% per annum.

         SECTION 3.2 Fees. (a) Borrower agrees to pay to Lender a collection and servicing fee (the "Collection and Servicing Fee") payable out of Collections in the amount of $500,000 as provided in Section 3.3 for servicing and collecting the Receivables.


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


         (b) The Borrower agrees to pay to the Lender a facility fee (the "Facility Fee") in the amount of $92,500 as provided in Section 3.3; provided, however, that the Facility Fee shall be deemed paid in full once the Lender has received interest, Facility Fee and Collection and Servicing Fee equal to an aggregate amount of $662,500.

         (c) the Borrower agrees to pay to the Lender a fee (the "Success Fee") in an amount equal to 20% of the amount actually collected in excess of the repayment of the principal amount of the Loan plus interest thereon, plus the Collection and Servicing Fee actually collected plus the Facility Fee actually collected; provided, however, that the Success Fee shall be reduced dollar for dollar by the amount of any interest actually paid by the Borrower under Section
3.1 after the fixed annual interest rate decreases from 14% to 6% per annum; provided, further, that if for any reason the Lender has not received an aggregate amount of interest, Facility Fee and Collection and Servicing Fee equal to $662,500 at the time that the Success Fee becomes due, then the Success Fee shall be an amount equal to 100% of the amount actually collected thereafter until the Lender has received an aggregate amount of interest, Facility Fee, Collection and Servicing Fee and Success Fee equal to $662,500.

         SECTION 3.3 Application of Collections. Collections received from the Receivables set forth on the Receivables Lists shall be applied by the Program Manager on each Weekly Payment Date in the following order of priority:

         first, to the payment of accrued and unpaid interest on the Loan;

         second, to the payment of the Collection and Servicing Fee until the Collection and Servicing Fee has been paid in full;

         third, to the payment of the Facility Fee until the Facility Fee has been paid in full;

         fourth, to the payment of principal on the Loan until the Loan has been paid in full;

         fifth, to the payment of the Success Fee until the Success Fee has been paid in full;

         sixth, to the payment of all other unpaid Obligations; and

         seventh, after all the Obligations have been paid in full, to the Borrower's Account.

         SECTION 3.4 Repayment. On the Maturity Date, the then aggregate outstanding principal amount of the Loan will be due and payable in full.

         SECTION 3.5 Prepayments. Borrower may, upon at least 60 Business Days' notice to Lender, prepay the outstanding principal amount of the Loan, in whole or in part, on any Business Day, in each case with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that each partial prepayment shall be in a principal amount not less than $50,000 and in an integral multiple of $50,000 and provided, further, that the Loan may not be prepaid until the Facility Fee and the Collection and Servicing Fee have been paid in full. If at any time the aggregate outstanding principal amount of the Loan exceeds the lesser of (x) the Commitment Amount and (y) the Borrowing Base, Borrower will immediately make a prepayment in an amount at least equal to such excess. All Collections shall be applied in accordance with Section 3.3.

         SECTION 3.6 Payments, Set-Off, Computations, etc. Any term or provision of this Agreement to the contrary notwithstanding, Borrower and Lender hereby agree as follows:

                 (a) Payments due hereunder or under any Transaction Document delivered must be made by Borrower (in immediately available funds) not later than 11:00 A.M. (Dallas time) on the day when due in lawful money of the United States for deposit to Lender's Account. Each such payment must be made by Borrower free and clear of (and without deduction for) any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto, excluding income and franchise taxes of the United States and of the State of Texas and any political subdivision of either thereof.

                 (b) Borrower hereby authorize Lender, if and to the extent payment is not made when due hereunder or under any other Transaction Document, to charge from time to time against Borrower's Account or any or all of Borrower's accounts with Lender any amount so due.

                 (c) All computations of interest and of the fees described in this Agreement will be made by Lender on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is or fees are payable. Each computation by Lender of interest or fees hereunder will be conclusive and binding for all purposes, absent manifest error.

                 (d) Whenever any payment to be made hereunder or under the Note or any other instrument delivered hereunder shall be stated to be due, on a day other than a Business Day, such payment shall be made, on the next succeeding Business Day, and such extension of time will, in such case, be included in the computation of payment of interest or fees, as the case may be.

         SECTION 3.7 Evidence of Debt. Borrower's indebtedness to Lender resulting from the Loan made hereunder will be evidenced by a promissory note (the "Note"), in substantially the form attached hereto as Exhibit A, delivered to Lender pursuant to Section 4.1. Borrower hereby irrevocably authorizes Lender to make (or cause to be made) appropriate notations on the grid attached to the Note (or on a continuation of such grid attached to the Note and made a part thereof), which notations, if made, will evidence, inter alia, the date of, the outstanding principal of, and the interest rate applicable to, the Loan evidenced thereby. Failure to record any notation on such grid (or on any such continuation), or any error with respect thereto, will not, however, limit or otherwise affect Borrower's obligations hereunder or under the Note to make payments of principal of or interest on the Loan when due. Lender will also maintain (in accordance with Lender's usual practice) an account or accounts evidencing Borrower's indebtedness to Lender resulting from the Loan made and the amounts of principal, interest and fees payable and paid from time to time hereunder. In any arbitration, legal action or proceeding in respect of this Agreement, the entries made in such account or accounts will be prima facie evidence of the existence and amounts of Borrower's obligations to Lender therein recorded.

         SECTION   3.8   Distributions   to   Borrower;   Netting   Arrangement.
Notwithstanding any other provision of this Agreement, all amounts payable or distributable to Borrower pursuant to this Agreement shall be paid or distributed net of any amounts payable by Borrower to any Person pursuant to this Agreement, and the amounts deducted in determining such net amounts shall be deemed to have been paid or distributed to Borrower and then paid by Borrower to the actual recipient of such amounts. In


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addition,  at any time when an Event of Default has occurred  and is  continuing
(or, if a Bankruptcy Event with respect to Borrower has occurred and is continuing, without giving effect to any grace period contemplated by the definition of Bankruptcy Event), all amounts otherwise payable or distributable to Borrower pursuant to this Agreement shall instead be deposited in a cash collateral account (the "Cash Collateral Account") in the name of Lender maintained at a bank to be designated by Program Manager and held as collateral for the payment and performance of Borrower's Obligations to which such funds shall be applied from time to time at Program Manager's discretion. Any funds remaining in the Cash Collateral Account at the close of business on the Final Payout Date shall be distributed to Borrower on the first Business Day following the Final Payout Date.

ARTICLE IV  CONDITIONS

         SECTION 4.1 Conditions Precedent to the First Loan. The first Loan hereunder shall be subject to the condition precedent that Program Manager shall have received, on or before the date of the first Loan, the items listed in
Schedule 2, each (unless otherwise indicated) dated such date or another recent date acceptable to Program Manager and each in form and substance satisfactory to Program Manager, and the other actions listed in Schedule 2 shall have been completed.


         SECTION 4.2 Additional Conditions Precedent to the Loan. The Loan shall be subject to the further conditions precedent that:

                 (a) the representations and warranties contained in Schedules 3 and 4 are correct in all material respects on and as of each of the Date of Service and the Loan Date as though made on and as of each such day; provided, however, that this condition shall be deemed to be satisfied even if there has been a breach of a representation and warranty if the related Rejected Receivable shall have been deleted from the Borrowing Base pursuant to this Agreement and replaced as required by Section 2.4;

                 (b) the Maturity Date shall not have occurred, and no Event of Default, or event that with notice, the passage of time or both would constitute an Event of Default shall have occurred and be continuing on the Loan Date, or would result from such Loan;

                 (c) Program Manager shall have received from Borrower an Obligor Notice, signed by Borrower, with respect to each Obligor of each Receivable (and Program Manager shall have mailed such Obligor Notice by certified mail, return receipt requested, to the Obligor named in such Obligor Notice), provided, however, that an Obligor Notice need not be mailed to the applicable Obligor other than at the time of the first purchase of a Receivable that is owed by such Obligor; provided, further, that with respect to Government Obligors, Borrower shall cause each Seller to open a new Government Lock-Box and Government Lock-Box Account at a bank that is acceptable to Program Manager, and the Obligor Notice sent to Government Obligors of such Seller shall direct payment to such Government Lock-Box or Government Lock-Box Account.

                 (d) Program Manager shall have received a duly executed and completed Borrowing Notice from Borrower;

                 (e) each of Support Servicer (or a Person designated by it) and Program Manager (or a Person designated by it) shall have timely received the related Receivables Information, and all other


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



actions or procedures outlined in Schedule 6 have occurred by, or will occur concurrently with, the Loan Date;

                 (f) Program Manager (or a Person designated by it) shall have received true and complete copies of all of Borrower's Medical Records relating to each Receivable included in the Borrowing Base on such Loan Date;

                 (g) Program Manager shall have received completed copies of all of the Borrower's patient consents (including face sheets, assignment of benefit forms, and authorizations to release Medical Records), signed by the applicable patient for each Receivable included in the Borrowing Base on such Loan Date;

                 (h) Program Manager (or a Person designated by it) shall have received one or more financing statements signed by Borrower and Lender in the form of Exhibit C, or other, similar instruments or documents, as may be necessary or, in the opinion of Program Manager, desirable under the UCC or any comparable law of all appropriate jurisdictions to perfect Lender's interests in the Receivables; and

                 (i) Program Manager shall have received such other approvals, opinions and documents as it may reasonably request.

                 (j) Program Manager shall have received a certificate from Support Servicer stating that all computer linkups and interfaces, and any other electronic interfaces, necessary or desirable in the judgment of Support Servicer to effectuate the transactions and information transfers contemplated under the Transaction Documents are fully operational to the satisfaction of the Support Servicer (collectively, the "Data Interface").

By accepting the Loan, Borrower shall be deemed to have represented and warranted to Lender and Program Manager as to the matters set out in clauses (a) and (b) of this Section 4.2. Lender's making of a Loan shall not be construed as a determination by Lender or Program Manager that Borrower has satisfied any or all of the conditions or requirements of Section 4.1 or this Section 4.2.

ARTICLE V  SERVICING AND ADMINISTRATION

         SECTION 5.1 Servicing of Receivables. From and after the Loan Date, the servicing, administration and collection of Borrower's Receivables purchased from Coast and/or Riverside shall be conducted exclusively by Program Manager or any Person designated by Program Manager from time to time, as provided in the collection and servicing agreement by and between Borrower, the Program Manager and Claims Management Company of America, L.P. (the "Collection and Servicing Agreement"); provided, that once all amounts due hereunder to Lender (other than the Success Fee) are paid in full, such obligations shall revert to Borrower.

         SECTION 5.2 Receipt by Borrower. If Borrower shall receive any payments from or on behalf of an Obligor (whether in the form of cash, check or otherwise) with respect to a Receivable, or any information as to such Receivable related to such payments, or any related EOBs, from an Obligor, then Borrower shall, (i) immediately segregate such payments separate and apart from Borrower's funds and hold such payments in trust for Lender and (ii) not later than the first Business Day immediately


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


following the day on which Borrower receives such payments or information or related EOBs, (x) notify Program Manager of its receipt of all such payments or information or related EOBs, (y) cause to be delivered to Program Manager, by same day delivery or Federal Express for next day delivery, if same day delivery is not practicable, such payments if needed to pay the Loan in the form received by Borrower and (z) cause to be delivered to Program Manager, by same day delivery or Federal Express for next day delivery, if same day delivery is not practicable, information as to the Receivables as to which such payments related and copies of any related EOBs. Borrower agrees that, if it shall fail to deliver to Program Manager any such payments received by Borrower within the time provided in this Section 5.2, an Event of Default shall be deemed to have occurred. Borrower agrees that any Records and EOBs held by Borrower relating to Receivables shall be made available to Lender for its inspection or copying subject to applicable patient confidentiality requirements with respect to Medical Records.

         SECTION 5.3 Collateral Monitoring. Program Manager or any Person designated by Program Manager shall have a daily right to monitor the incoming mail of the Borrower and its Affiliates and Collateral (including the Borrowing
Base). In this regard, such Person shall have access during normal business hours to all books and records of Borrower and to ensure that Borrower is in compliance with its obligations pursuant to Section 5.2.

ARTICLE VI  REMEDIES UPON TERMINATION

         SECTION 6.1 Rights and Remedies. Upon the occurrence and continuation of an Event of Default, the Lender shall have the right (a) to terminate its Commitment to lend, whereupon the same will forthwith terminate, (b) declare the Loan and all indebtedness evidenced by the Note, all interest thereon and all other amounts payable under this Agreement or any other Transaction Document to be immediately due and payable, whereupon the Maturity Date will be deemed to have occurred and the Loan and all indebtedness evidenced by the Note, all such interest and all such amounts will become and be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. On and after the Maturity Date, Program Manager and Lender shall have, in addition to all rights and remedies under the Transaction Documents, all rights and remedies provided under each applicable UCC and other applicable laws (including as to rights covered by Section 2.5).

         SECTION 6.2 Rights and Remedies Cumulative. The rights and remedies of Lender and Program Manager under this Agreement are cumulative, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies Lender or Program Manager may have under applicable law. Lender or Program Manager, as the case may be, shall have the right, in its sole discretion, to determine which of its respective rights and remedies, and in which order any of the same, are to be exercised. No act, failure or delay by Lender or Program Manager, as the case may be, shall constitute a waiver of any of its rights and remedies.

ARTICLE VII  PROGRAM MANAGER

         SECTION 7.1 Authorization and Action. Pursuant to certain agreements, Lender has appointed and authorized Program Manager (or its designees) to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to Program Manager by the terms hereof, together with such powers as are reasonably incidental thereto. Borrower hereby agrees that Program

Manager (or its designee) shall have the right to enforce all rights of Lender and all obligations of Borrower under this Agreement for and on behalf of Lender.

         SECTION 7.2 Rights of Program Manager. (a) If Borrower fails to perform any of its agreements or obligations under this Agreement, Program Manager or its designee may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Program Manager or its designee incurred in connection therewith shall be payable by Borrower as provided in Article VIII.

         (b) After the occurrence and continuation of an Event of Default and until all Obligations of Borrower are paid in full, Borrower hereby authorizes Program Manager (or its designee), and grants to Program Manager (or such designee) a power of attorney, with full power of substitution and coupled with an interest, to take in Borrower's name, as applicable or necessary, any and all steps as are necessary or advisable, in the determination of Program Manager, in order to effectuate and perform any and all of the transactions contemplated by this Agreement. Without limiting the foregoing, Borrower hereby authorizes Program Manager subject, in each case, to the provisions of applicable law, to
(i) issue notices to, prepare, file and submit proof of claim forms with, and otherwise communicate with, Obligors in the name of Borrower, (ii) ask, demand, collect, sue for, recover, receive and give acquittance and receipts for moneys due and to become due with respect to Receivables, (iii) receive, endorse, negotiate, transfer, deposit, collect and otherwise deal with any drafts, checks or other instruments and documents with respect to Receivables as the secured party with respect thereto, (iv) prepare, sign, apply for, and file, in
Borrower's name, any document (including UCC financing statements or continuation statements) to establish Lender as secured party or otherwise as lien holder with respect to such Receivables and other items covered by Section 2.5, (v) open and establish bank accounts with Program Manager (and any other Person designated by Program Manager) as the only signers on the accounts and the sole beneficiaries of these accounts for purposes of collecting Receivables (other than from Government Obligors), (vi) negotiate, settle, adjust, compromise, extend or renew, discharge and release any or all Receivables, (vii) prepare, sign and file any claims in Borrower's name with an Obligor or take any other action or institute any proceedings which Program Manager may deem necessary or desirable for the collection of any of the Receivables or otherwise to enforce the rights of Lender with respect to any of the Receivables and
(viii) do all other things necessary or proper to carry out the administration and servicing of the Receivables. This limited power of attorney shall be irrevocable until the Final Payout Date. This limited power of attorney is transferable and assignable by Program Manager, at its sole discretion.

         SECTION 7.3 Ethical Obligations of Program Manager. The Program Manager shall perform its obligations hereunder in accordance with the ethical standards of the healthcare receivables servicing industry and in compliance with applicable law. The parties hereto agree that the immediately preceding sentence shall not prevent Program Manager from taking any action contemplated by this Agreement.

ARTICLE VIII  INDEMNITY; EXCULPATION

         SECTION 8.1 Indemnity. Without limiting any other rights which any such Person may have hereunder or under applicable law, Borrower indemnifies each of Program Manager, Support Servicer, Lender, each of their respective Affiliates, and all successors, transferees, participants and assigns, and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each an "Indemnified Party"), forthwith on demand, from and against any and all Indemnified Amounts awarded against or incurred by any of them arising out of or relating to any Contract or any Transaction

Document, or the making of any Loan. Without limiting the foregoing, Borrower shall indemnify each Indemnified Party for Indemnified Amounts arising out of or relating to:

                 (a) the failure of any of Borrower's representations and warranties to be true and correct in all respects when made or deemed made;

                 (b) any failure of Borrower to perform any of its duties or obligations hereunder, including any failure by Borrower to comply with any applicable law, rule or regulation with respect to any Receivable or the related Contract; or the nonconformity of any Receivable or the related Contract with any such applicable law, rule or regulation;

                 (c) any claim resulting from the sale of the goods or services related to any Receivable or the furnishing or failure to furnish such goods or services; or any products liability claim arising out of or in connection with goods or services that are the subject of any Receivable;

                 (d) any Tax (but not including Taxes upon or measured by net income), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which may arise by reason of the acquisition of any Receivable, or any other interest in the Receivables;

                 (e) any commingling of Collections of Receivables with other funds; and

                 (f) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of the Loan or in respect of any Receivable or Contract or any other investigation, litigation or proceeding in which an Indemnified Party becomes involved as a result of any of the transactions contemplated hereby.

The foregoing indemnities shall extend to each Indemnified Party notwithstanding the sole or concurrent negligence of every kind of character whatsoever, whether active or passive, whether an affirmative act or an omission, including all types of negligent conduct identified in the Restatement (Second) of Torts of one or more of the Persons so indemnified or by reason of strict liability imposed without fault on any one or more of such Persons. To the extent that an arbitrator chosen in accordance with Section 9.11 shall have determined that any Indemnified Party committed an act of gross negligence, or wilful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or wilful misconduct of such Indemnified Party.

         SECTION 8.2 Contribution. If for any reason the indemnification provided in Section 8.1 is unavailable to an Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Borrower shall contribute to the payment of the Indemnified Amount in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Borrower on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

         SECTION 8.3 Exculpation. Notwithstanding anything contained herein to the contrary, no Indemnified Party shall be liable to Borrower or any other Person for Indemnified Amounts awarded against or incurred by Borrower, its Affiliates, and all successors, transferees, participants and assigns, and all officers, directors, shareholders, controlling persons, employees and agents of any of the foregoing (each a "Borrower Party"), arising out of or relating to the Transaction Documents, the funding of any Loan, except for its or their own gross negligence or willful misconduct in performing or failing to perform its or their own obligations hereunder or thereunder. In no event, however, shall the Indemnified Parties be liable: (a) for Indemnified Amounts awarded against or incurred by any Borrower Party arising out of or relating to the Transaction Documents, existing at the time the first of such Indemnified Amounts arose; or
(b) for any indirect, special, punitive, exemplary or consequential damages arising out of or relating to the Transaction Documents. THE FOREGOING EXCULPATION SHALL EXTEND TO EACH INDEMNIFIED PARTY NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE PERSONS SO EXCULPATED OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF SUCH PERSONS. To the extent that an arbitrator chosen in accordance with Section 9.11 shall have determined that any Indemnified Party committed an act of gross negligence or wilful misconduct, this contractual exculpation shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or wilful misconduct of such Indemnified Party.

ARTICLE IX  MISCELLANEOUS

         SECTION 9.1 Amendments, Waivers, etc. No amendment of this Agreement shall be effective unless the same shall be in writing and signed by all of the parties hereto. No waiver of any provision of this Agreement or consent to any departure by Borrower therefrom shall be effective without the written consent of Program Manager and Lender. Any such waiver or consent shall be effective only in the specific instance given. No failure or delay on the part of any Indemnified Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 9.2 Notices, etc. All notices and other communications provided for under this Agreement shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by express mail or courier or by certified mail, postage prepaid, or by facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective,
(a) if personally delivered or sent by express mail or courier or if sent by certified mail, when received, and (b) if transmitted by facsimile, when sent, receipt confirmed by telephone or electronic means. Notwithstanding any other provision of this Agreement, notices and communications to Program Manager shall be effective only when received.

         SECTION 9.3 Binding Effect; Survival. This Agreement shall be binding upon and inure to the benefit of Borrower, Program Manager, Lender and their respective successors and assigns, and the provisions of Article VIII shall inure to the benefit of the Indemnified Parties, respectively, and their respective successors and assigns; provided that the rights of sale, pledge and transfer of the parties hereto are as follows:

                 (a) Borrower shall not sell, pledge or otherwise transfer its rights, or delegate its duties, hereunder or any interest herein without the prior written consent of Program Manager.

                 (b) Each of Lender and Program Manager may sell, pledge or otherwise transfer all or any part of Lender's or Program Manager's right, title, interest or obligations in, to and under this Agreement, each of the other Transaction Documents and the Loan. Borrower shall execute and deliver to Lender or Program Manager, as the case may be, all documents, instruments and amendments presented to Borrower by Lender or Program Manager, as the case may be, in order to effectuate such loan, pledge or transfer so long as such documents, instruments and amendments are not inconsistent with the Transaction Documents. The benefits of the representations, warranties, indemnities and covenants of Borrower made or deemed made under this Agreement and the other Transaction Documents are for the benefit of and may be enforced against Borrower by any Person to which Lender or Program Manager, as the case may be, sells, pledges or otherwise transfers any of its right, title, interest or obligations in, to or under this Agreement, any other Transaction Document from time to time, including Persons providing funding to Lender or Program Manager (regardless of whether any such Person other than Lender or Program Manager is referred to in any provision of this Agreement). After any such sale, pledge or other transfer, all rights of Program Manager under this Agreement may be exercised by such Person as the buyer, pledgee or transferee may designate. Any such sale, pledge or other transfer shall be upon such terms and conditions as Lender or Program Manager, as the case may be, and its counterparty may mutually agree, and may be evidenced by such instruments or documents as may be satisfactory to Lender, Program Manager and such counterparty.

         The rights and remedies with respect to any breach of representation and warranty made by Borrower and the provisions of Articles VI and VIII and Sections 2.5, 2.6, 3.6, 5.2, 7.2, 9.3, 9.4, 9.5, 9.6, 9.9, 9.10, 9.11 and 9.12
shall be continuing and shall survive any termination of this Agreement or of any party's rights or obligations hereunder.

         SECTION 9.4 Costs, Expenses and Taxes. In addition to its obligations under Article VIII, Borrower agrees to pay on demand: all costs and expenses incurred by Program Manager, Support Servicer and Lender and their respective Affiliates in connection with any amendment of or consent or waiver under any of the Transaction Documents which is requested or proposed by Borrower (whether or not consummated), or the enforcement of, or any actual or claimed breach of, any Transaction Document, including the reasonable fees and expenses of counsel to any of such Persons incurred in connection with any of the foregoing or in advising such Persons as to their respective rights and remedies under any of the Transaction Documents in connection with any of the foregoing.

         SECTION 9.5 No Recourse Against Other Parties. No recourse under any obligation, covenant or agreement of Lender contained in this Agreement shall be had against any employee, officer or director of Lender; provided that, subject to Section 8.3, nothing in this Section 9.5 shall relieve any of the foregoing Persons from any liability which such Person may otherwise have for such Person's gross negligence or willful misconduct as determined by an arbitrator (in accordance with Section 9.11).

         SECTION 9.6 No Proceedings. Borrower agrees that it will not institute against Lender, or join any other Person in instituting against Lender, any proceeding of the type referred to in the definition of

Bankruptcy Event. The foregoing shall not limit Borrower's right to file any claim in or otherwise take any action with respect to any such proceeding that was instituted by any Person other than Borrower.

         SECTION 9.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by the different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

         SECTION  9.8  Interpretation;   Entire  Agreement.  In  this  Agreement
(including the Schedules and Exhibits hereto), unless the context otherwise requires: (a) references to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement; (b) references to any Article, Section, Exhibit or Schedule refer to such Article or Section of, or Exhibit or Schedule to, this Agreement, and references in any Article, Section or definition to any subsection or clause refer to such subsection or clause of such Article, Section or definition; (c) "herein", "hereof", "hereto", "hereunder" and similar terms refer to this Agreement as a whole and not to any particular Section, paragraph or provision of this Agreement; (d) "including" means including without limitation, and other forms of the verb "to include" have correlative meanings; (e) the word "or" is not exclusive; (f) for purposes of calculating any amount accrued over a period of time, the first day of such period shall be included and the last day excluded; (g) references to any law or regulation refer to such law or regulation as amended from time to time, including any successor or replacement law or regulation; (h) captions are solely for convenience of reference and shall not affect the meaning of this Agreement; (i) the term "goods" shall include medical equipment; and (j) the singular number includes the plural and vice versa. Any provision of this Agreement or any other Transaction Document which is prohibited or unenforceable under applicable law shall, as to such provision, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such other Transaction Document. This Agreement, together with the other Transaction Documents, constitutes the entire understanding and agreement among the parties hereto as to the subject matter hereof and supersedes all prior oral or written understandings or agreements.

         SECTION 9.9 Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS. THE PARTIES HERETO FURTHER AGREE THAT INSOFAR AS THE PROVISIONS OF ARTICLE 1.04, SUBTITLE 1, TITLE 79, OF THE REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, ARE EVER DEEMED APPLICABLE TO THE DETERMINATION OF THE HIGHEST LAWFUL RATE WITH RESPECT TO THIS AGREEMENT, THE INDICATED RATE CEILING COMPUTED FROM TIME TO TIME PURSUANT TO SUCH ARTICLE SHALL APPLY HERETO; PROVIDED, HOWEVER, THAT TO THE EXTENT PERMITTED BY SUCH ARTICLE, LENDER OR PROGRAM MANAGER MAY FROM TIME TO TIME BY NOTICE FROM LENDER OR PROGRAM MANAGER TO BORROWER REVISE THE ELECTION OF SUCH INTEREST RATE CEILING AS SUCH CEILING AFFECTS THE THEN CURRENT OR FUTURE BALANCES OF THE NOTE OR ANY OTHER INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT. THE PROVISIONS OF CHAPTER 15 OF SUBTITLE 3 OF THE SAID TITLE 79 DO NOT APPLY TO THIS AGREEMENT OR ANY INSTRUMENT IN CONNECTION WITH THIS AGREEMENT.

         SECTION 9.10 Consent To Jurisdiction;  Waiver Of Immunities. SUBJECT TO
SECTION 9.11, EACH PARTY TO THIS AGREEMENT IRREVOCABLY (a) SUBMITS TO THE

JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY TEXAS STATE COURT, IN EITHER CASE SITTING IN DALLAS, TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (b) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE
DEFENSE  OF  AN  INCONVENIENT  FORUM  TO  THE  MAINTENANCE  OF  SUCH  ACTION  OR
PROCEEDING,  (c) WAIVES  PERSONAL  SERVICE OF ANY  PROCESS  AND  CONSENTS TO THE
SERVICE OF ANY AND ALL PROCESS BY THE MAILING OF COPIES OF SUCH PROCESS BY CERTIFIED MAIL TO ITS ADDRESS CONTEMPLATED BY SECTION 9.2 AND (d) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE THE SAME, WAIVES, IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) AS TO ITSELF OR ITS PROPERTY.

         SECTION 9.11 Arbitration. ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH HEREOF SHALL BE SETTLED BY ARBITRATION TO BE HELD AT A PLACE DESIGNATED BY PROGRAM MANAGER IN DALLAS, TEXAS. A SINGLE ARBITRATOR MUTUALLY AGREED TO BY THE PARTIES HERETO SHALL ACT AS ARBITRATOR PROVIDED THAT, IF THE PARTIES CANNOT AGREE ON AN ARBITRATOR, SUCH SINGLE ARBITRATOR SHALL BE SELECTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE RULES OF THE AMERICAN ARBITRATION ASSOCIATION EXCEPT (a) WITH RESPECT TO THE SELECTION OF THE ARBITRATOR WHICH SHALL BE AS PROVIDED IN THIS SECTION 9.11 AND
(b) THAT THE ARBITRATOR SHALL DESIGNATE A "LOSING PARTY", AND THE COSTS AND EXPENSES OF THE ARBITRATOR SHALL BE BORNE BY SUCH LOSING PARTY. THIS AGREEMENT SHALL BE SPECIFICALLY ENFORCEABLE UNDER THE PREVAILING ARBITRATION LAWS, AND JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATOR MAY BE ENTERED AS A FINAL JUDGMENT IN ANY COURT IN TEXAS OR ELSEWHERE IN ANY COURT HAVING JURISDICTION THEREOF. THE PARTIES HERETO AGREE TO CONTINUE PERFORMING THEIR RESPECTIVE OBLIGATIONS UNDER THIS AGREEMENT UNTIL THE ARBITRATION HAS CONCLUDED.

         SECTION 9.12 Interest. Anything in this Agreement to the contrary notwithstanding, Borrower shall never be required to pay any amounts which may be characterized as unearned interest and shall never be required to pay any amounts, if characterized as interest, at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement would exceed the Highest Lawful Rate, or if Lender shall receive any amounts characterized as unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by Borrower under this Agreement to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by Borrower under this Agreement shall be reduced to the amount allowed by applicable law, and (ii) any unearned interest paid by Borrower or any interest paid by Borrower in excess of the Highest Lawful Rate shall be refunded to Borrower. It is further agreed that, without limitation of the foregoing, if payments made hereunder are characterized as interest, all calculations of the rate of interest contracted for, charged or received by Lender under this Agreement are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to Borrower (such Highest Lawful Rate being the "Lender's Maximum Permissible Rate"), and shall be made, to the extent permitted by usury laws applicable to Borrower (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of this Agreement all interest at any time contracted for, charged or received by Lender in connection therewith. If at any time and from time to time (i) the amount of interest payable to Lender on any date shall be computed at the Lender's Maximum Permissible Rate pursuant to this Section 9.12 and (ii) in respect of any subsequent interest computation period the amount of interest payable to Lender would be less than the amount of interest payable to Lender computed at the Lender's Maximum Permissible Rate, then the amount of interest payable to Lender in respect of such subsequent interest computation period shall continue to be computed at the Lender's Maximum Permissible Rate until the total amount of interest payable to Lender shall equal the total amount of interest which would have been payable to Lender if the total amount of interest had been computed without giving effect to this Section 9.12.

         SECTION 9.13 No Oral Agreements. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO.

         SECTION 9.14 Limited Recourse. Anything herein to the contrary notwithstanding, the obligation of Borrower to Lender to repay the principal amount of the Loan and/or interest and fees with respect thereto shall be limited to the Collateral for the Loan; provided, however, the Borrower (i) shall be required to perform all of its other covenants, indemnification, exculpation and other obligations hereunder and (ii) shall remain liable for any breaches of its representations, warranties and covenants hereunder and for its indemnification, exculpation and other obligations hereunder.

         THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in Chicago, Illinois as of the date first above written.

                           OAK TREE RECEIVABLES, INC.
                           as Borrower

                           By: ____________________________________
                           Name Printed:  Michael J. Gerber
                           Title:  Vice President



                           1111 Park Centre Boulevard
                           Suite 340
                           Miami, Florida  33169
                           Telephone No.  (305) 624-0007
                           Facsimile No.  (305) 624-0911
                           Attention:  Michael J. Gerber

                           SAM FUND I, L.P.,
                           as Lender

                           By SAM Fund General Partner, L.L.C.,
                           its general partner


                           By:____________________________________
                           Name Printed: Loy Deloney
                           Title:  Manager



                           5821 Lakehurst
                           Dallas, Texas 75230
                           Telephone No. (214) 363-8171
                           Facsimile No. (214) 363-3366
                           Attention: J. Christopher Mallick

                           SAM PM, L.P.,
                           as Program Manager

                           By SAM Holdings General Partner, L.L.C., its general partner


                           By: ____________________________________
                           Name Printed: Loy Deloney
                           Title: Manager



                           8201 Preston Road
                           Suite 450
                           Dallas, Texas 75225
                           Telephone No. (214) 739-4688
                           Facsimile No. (214) 739-4606
                           Attention: J. Christopher Mallick

                             SCHEDULE 1. DEFINITIONS


         "Adverse Claim" means any lien, security interest, charge, encumbrance or other right or claim of any Person other than Lender or Lender's assigns.

         "Affiliate" means, as to any Person, any other Person controlling, controlled by, or under common control with, that Person.

         "Agreement" is defined in the preamble.

         "Application" means a loan information and application form relating to Borrower.

         "Bankruptcy Event" means, as to any Person, any of the following events:

                 (a)(i) a case or other proceeding shall be commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or other similar official for such Person or for any substantial part of its property, or any similar action as to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue unstayed or undismissed for a period of 30 days; or (ii) an order for relief in respect of such Person shall be entered in an involuntary case under the Federal bankruptcy laws or other similar laws now or hereafter in effect; or

                 (b) such Person (i) shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or
(ii) shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, sequestrator or other similar official for, such Person or for any substantial part of its property, or (iii) shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing described in this clause (b);

         "Borrower" is defined in the preamble.

         "Borrower Party" is defined in Section 8.3.

         "Borrower's Account" means such bank account as Borrower may designate by notice to Program Manager from time to time.

         "Borrowing Base" is defined in Schedule 6.

         "Borrowing Base Certificate" is defined in Schedule 5.

         "Borrowing Notice" is defined in Section 2.2.


                               Schedule 1, Page 1

         "Business Day" means a day on which commercial banks in Dallas, Texas are not authorized or required to be closed for business.

         "Cash Collateral Account" is defined in Section 3.8.

         "Coast" means 1st Coast Rehabilitation, Inc., a Florida corporation and/or 1st Coast Physical Medicine Associates, Inc., a Florida corporation.

         "Collateral" is defined in Section 2.5.

         "Collection and Servicing Agreement is defined in Section 5.1.

         "Collection and Servicing Fee" is defined in Section 3.2.

         "Collections" means all funds received by or on behalf of Lender, Borrower, Program Manager or any other Person from or on behalf of Obligors in payment of any amount owed with respect to any Receivable.

         "Commitment" is defined in Section 2.1.

         "Commitment Termination Date" is defined in Section 2.1

         "Commitment Amount" is defined in Section 2.1.

         "Constituent Documents" means, with respect to a Person which is a corporation, its certificate (or articles) of incorporation and by-laws, with respect to a Person which is a limited partnership, its certificate of limited partnership and agreement of limited partnership, and with respect to any other Person, documents which are similar in purpose to the foregoing.

         "Contract" means an agreement that requires an Obligor to pay for services rendered or medical equipment or goods sold, leased or rented to individuals by Borrower or an Affiliate of Borrower from time to time, including an agreement with any Managed Care Obligor or with an Insurance Obligor or a Governmental Obligor.

         "Data Interface" is defined in Section 4.2.

         "Date of Service" means with respect to medical services rendered or goods provided by Borrower to an individual, the date the services or goods giving rise to the related Receivable were rendered or provided.

         "Default Rate" is defined in Section 3.1.

         "Dollar" and "$" mean lawful money of the United States of America.

         "DRG Code" means a Diagnosis Related Group code.

         "Edited Face Value" is defined in Schedule 6.


                               Schedule 1, Page 2

         "Eligible Receivables" is defined in Section 2.4.

         "EOB" means the explanation of benefits, remittance advice or other record that is provided by an Obligor explaining how it determined the amount it will or will not pay with respect to a Receivable of which it is the Obligor.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "Event of Default" means any of the following:

                 (a) failure on the part of Borrower to remit any sums payable by it under this Agreement, the Note or any other Transaction Document when due;

                 (b) failure on the part of Borrower to deliver any information required pursuant to a Transaction Document within five calendar days after the date on which such information is required to be delivered;

                 (c) failure on the part of Borrower to observe or perform in any material respect any other term, covenant, condition or agreement contained in this Agreement or any other Transaction Document, if such failure has not been cured within 30 days after the earlier of (i) Borrower having actual knowledge of such failure or (ii) receipt of written notice thereof by Borrower from Program Manager or Lender;

                 (d) any representation or warranty of Borrower contained in this Agreement or any other Transaction Document proves to have been false or misleading in any material respect when made or deemed made;

                 (e) a Bankruptcy Event shall have occurred with respect to Borrower; or

                 (f) the Internal Revenue Service shall file notice of a lien pursuant to Section 6323 of the Internal Revenue Code of 1986, as amended, with regard to any of the assets of Borrower and such lien shall not have been released within 5 days, or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4068 of ERISA with regard to any of the assets of Borrower or any of its Affiliates.

         "Facility Fee" is defined in Section 3.2.

         "Final Payout Date" means the date following the Maturity Date on which the Loan and all other Obligations payable by Borrower under the Transaction Documents have been paid in full.

         "Government Consents" means approvals of governmental authorities necessary for Borrower's business as currently conducted and proposed to be conducted, the ownership, use, operation and maintenance of its properties, facilities and assets and the performance by Borrower of the transactions contemplated by the Transaction Documents.

         "Government Entity" means the United States, any state thereof or the District of Columbia, any political subdivision of any of the foregoing and any agency or instrumentality of any of the foregoing or any fiscal intermediary thereof.


                               Schedule 1, Page 3

         "Government Lock-Box" means the lock-box created by each Seller pursuant to Section 4.2(c).

         "Government Lock-Box Account" means the lock-box account created by each Seller pursuant to Section 4.2(c).

         "Government Obligor" means a Government Entity that is obligated to make any payments with respect to Receivables representing amounts owing under Medicare, Medicaid or any other program established by Federal or state law which provides for payments for health care goods or services to be made to providers thereof; provided that "Government Obligor" shall not include any workmen's compensation program.

         "Government Receivable" means a Receivable that is payable by a Government Obligor.

         "Highest Lawful Rate" means, on any date, the maximum nonusurious interest rate that may under applicable federal and applicable state law be contracted for, charged or received under such laws.

         "HMO" means any health maintenance organization.

         "Indemnified Amounts" means any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements.

         "Indemnified Party" is defined in Section 8.1.

         "Insurance Obligor" means an Obligor that is an Insurer.

         "Insurer" means any non-individual Person (other than a Government Obligor) located in the United States that, in the ordinary course of its business, agrees to pay for health care goods and services received by individuals, including a commercial insurance company, a nonprofit insurance company, an employer or union that self-insures for employee or member health insurance, or a Managed Care Obligor. "Insurer" includes insurance companies issuing health, personal injury or other types of insurance.

         "Lender" is defined in the preamble. All references to Lender in this Agreement shall include its successors, designees and assigns (whether or not such successors, designees or assignees are specifically mentioned in any particular provision of this Agreement).

         "Lender's Account" means such bank account as Program Manager may designate from time to time in a writing to Borrower.

         "Lender's Maximum Permissible Rate" is defined in Section 9.12.

         "Lien" means a mortgage, pledge, lien, security interest, charge, encumbrance or preference, priority or other security agreement or preferential agreement or arrangement of any kind or nature whatsoever (including any retained security title of a conditional vendor or lessor, any capitalized leases and the filing of any financing statement under the UCC or comparable law of any jurisdiction).

         "Loan" is defined in Section 2.1.


                               Schedule 1, Page 4

         "Loan Date" means with respect to the Loan, the date upon which the Loan is made; provided that the Loan Date shall not occur on or after the Commitment Termination Date.

         "Lock-Box" means each Lock-Box established pursuant to a Transaction Document.

         "Lock-Box Account" means the Non-Government Lock-Box Account.

         "Lock-Box Agreement" means the Non-Government Lock-Box Agreement.

         "Lock-Box Bank" means any bank identified as a "Lock-Box Bank" in a Lock-Box Agreement.

         "Managed Care Obligor" means an Obligor that is an MSO, a PPO, an HMO, an MCO, or any entity or any comparable Person where the primary contractual relationship for payment of medical services is between such Person and the patient or beneficiary and not such Person and the medical service providers.

         "Material Adverse Effect" means a material adverse effect on (a) the financial condition, operations, assets, business, properties or prospects of Borrower, (b) the ability of Borrower to perform its obligations under any Transaction Document or to exercise its rights under any Contract or (c) the performance of the Eligible Receivables.

         "Maturity Date" means the date this Agreement is terminated, which shall be the earliest of (i) September 16, 1997, (ii) the date specified by Borrower in a notice to Program Manager (which notice may be given with or without cause), which date shall fall at least 240 days after the date such notice is sent, (iii) the date on which a Bankruptcy Event with respect to Borrower shall have occurred and (iv) the date after the occurrence and continuation of any Event of Default (other than in clause (iii)) upon the giving of notice by Program Manager to Borrower.

         "MCO" means a managed care organization.

         "Medicaid" means the medical assistance program established by a state pursuant to Title XIX of the Social Security Act of 1935, 42 U.S.C. ss.ss. 1396 et seq.

         "Medical Records" means all Records that evidence, or otherwise relate to, health care services rendered, or health care goods provided, by Borrower to an individual.

         "Medicare" means the health insurance program established by Title XVIII of the Social Security Act of 1935, 42 U.S.C. ss.ss. 1395 et seq.

         "MSO" means a managed service organization.

         "Non-Government Lock-Box Agreement" means the agreement delivered pursuant to clause (i) of Schedule 2.

         "Note" is defined in Section 3.7.


                               Schedule 1, Page 5

         "Obligations" means the Loan, all amounts due by Borrower under the Note, this Agreement and the other Transaction Documents.

         "Obligor" means, with respect to any Receivable, the Person primarily or secondarily obligated to make payments on that Receivable.

         "Obligor Notice" means, as the case may be, a notice to an Insurance Obligor in the form of Exhibit B-1 or a notice to Government Obligor in the form of Exhibit B-2.

         "Parent" means Oak Tree Medical Systems, Inc., a Delaware corporation.

         "Person" means an individual, partnership, corporation, trust (including a business trust), joint stock company, limited liability company, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity, whether acting in an individual, fiduciary or other capacity.

         "PPO" means a preferred provider organization.

         "Program Manager" is defined in the preamble. All references in this Agreement to the Program Manager shall include its successors, designees and assigns (whether or not such successors, designees or assigns are specifically mentioned in any particular provision of this Agreement).

         "Receivable" means any right of Borrower to payment from an Obligor, whether or not constituting an account, chattel paper, an instrument, a general intangible or an interest in or claim under any policy of insurance, arising (a) from the sale, rental or lease of health care goods (including medical equipment) to an individual or the provision of health care services to an individual (and any services or sales ancillary thereto) or (b) under health care capitation and similar agreements, in each case including all rights and remedies of Borrower relating thereto (including all guarantees, security interests and other arrangements supporting or securing such a right to payment), together with any and all proceeds in any way derived, directly or indirectly, from any of the foregoing.

         "Receivables Information" means, with respect to any Receivable, (a) the name and social security number of the applicable patient, (b) the Date of Service relating to that Receivable, (c) the diagnosis, procedures and services relating to that Receivable, (d) the charges therefor, (e) any other information required to complete a HCFA 1500 form with respect to that Receivable, (f) any other information that an applicable Obligor will require in order to accept, process and make timely payment on that Receivable and (g) any other information specified from time to time by Program Manager.

         "Receivables List" means the Receivable-by-Receivable list attached to a Borrowing Base Certificate.

         "Records" means books, documents, papers, patient files, patient health records and other records and information (including information contained in or on computer programs, disks and tapes) that evidence Receivables or are otherwise necessary or desirable to collect Receivables (including all Medical Records).

         "Rejected Receivable" is defined in Section 2.4.


                               Schedule 1, Page 6

         "Reviewing Person" means each of Lender, Program Manager and their respective agents and designees, including any Person that is permitted by Paragraph 2 of Schedule 5 to be physically present in the administrative offices of Borrower during normal business hours.

         "Riverside" means Riverside CORF, Inc., a Florida corporation.

         "Seller" means one of Riverside or Coast.

         "Support Servicer" means any Person designated from time to time as such in a notice from Program Manager to Borrower.

         "Taxes" means any present or future income, unemployment or other taxes, fees, duties, withholding or other charges of any nature whatsoever imposed by any taxing authority (whether pursuant to Federal, state or local law).

         "Transaction Accounts" means each account established pursuant to the Transaction Documents including the Cash Collateral Account and the Non-Government Lock-Box Account established pursuant to the Non-Government Lock-Box Agreement.

         "Transaction Documents" means this Agreement, the Note and any other documents or agreements to be executed and delivered in connection herewith.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

         "Weekly Payment Date" means the first Business Day of each week.


                               Schedule 1, Page 7

                         SCHEDULE 2. INITIAL CONDITIONS
                                  (Section 4.1)

Documents to be delivered:

         (a) The Application, duly completed by Borrower, together with all of the information called for by the Application.

         (b) A certificate of the Secretary or Assistant Secretary of Borrower certifying:

                 (i) the Constituent Documents of Borrower, with the applicable Constituent Documents having been duly certified by the Secretary of State of Borrower's state of formation, as of a recent date acceptable to Program Manager;

                 (ii) a copy of the resolutions of the Board of Directors of Borrower approving the Transaction Documents and the transactions contemplated thereby; and

                 (iii) the names and true signatures of the officers authorized on Borrower's behalf to sign the Transaction Documents (on which certificate Program Manager and Lender may conclusively rely until such time as Program Manager shall receive from Borrower a revised certificate meeting the requirements of this clause (b)(iii)).

         (c) A good standing certificate for Borrower issued by the Secretary of State of Borrower's state of formation.

         (d) A search report provided in writing to Program Manager by a Person acceptable to Program Manager, listing all effective financing statements that name Borrower, Parent, Riverside or Coast as debtor and that are filed in the jurisdictions in which filings were made pursuant to Section 4.2(h) and in such other jurisdictions as Program Manager may reasonably request, together with copies of such financing statements and searches of applicable Federal and state court and agency dockets and lien records showing any judgment, Tax and ERISA liens affecting the Receivables.

         (e) A power of attorney from Borrower in substantially the form of Exhibit E.

         (f) One or more financing statements signed by Borrower, Parent, Riverside or Coast and each secured party that has an Adverse Claim on Receivables of Borrower, Parent, Riverside or Coast and other items covered by
Section 2.5, which are necessary or, in the opinion of Program Manager, desirable under the UCC or any comparable law of all appropriate jurisdictions to terminate such Adverse Claim, together with, if applicable, signed payoff letters from such secured party.

         (g) The Note, duly executed by Borrower.

         (h) A duly executed Collection and Servicing Agreement.

         (i) A duly executed Non-Government Lock-Box Agreement.

         (j) A Borrowing Base Certificate in  substantially  the form of Exhibit
F.


                               Schedule 2, Page 1

         (k) Such other agreements, instruments, certificates, opinions and other documents as Program Manager may reasonably request.

Other conditions:

         (l) Program Manager shall have designated each of the initial Lender's Account and Support Servicer in writing to Borrower.

         (m) Program  Manager  shall  have  received  any  applicable   written
disclosure  contemplated by Paragraph 5 of Schedule 3 or Paragraph 3 of Schedule
4.

         (n) Payment of $2,000 to Lender's counsel.


                               Schedule 2, Page 2

                   SCHEDULE 3. REPRESENTATIONS AND WARRANTIES
                                 AS TO BORROWER

         1. Existence, etc. Borrower was duly formed and is validly existing and in good standing under the laws of its state of organization and is duly qualified to do business, is in good standing and possesses all necessary licenses and approvals in each jurisdiction in which the nature of its business requires such qualification, licenses or approvals. Borrower is a wholly-owned Subsidiary of Parent.

         2. Authorization, etc. The execution, delivery and performance by Borrower of the Transaction Documents to which it is a party, including the granting of a Lien on the Collateral by Borrower to Lender, (a) are within Borrower's powers or legal capacity, (b) have been duly authorized by all necessary action, (c) do not contravene or conflict with (i) Borrower's Constituent Documents, (ii) any Contract or any other contractual restriction binding on or affecting Borrower or its property or (iii) any law, rule, regulation, order, writ, judgment, award, injunction or decree binding on or affecting Borrower or any of its property, (d) do not result in the imposition of any Adverse Claim on any of Borrower's properties, other than pursuant to the Transaction Documents, (e) do not require any authorization, consent, approval or other action by, or notice to or filing with, any governmental authority or regulatory body or other Person, except for the filing of the financing statements referred to in Section 4.2(h), and (f) do not require compliance with any bulk sales act or similar law.

         3. Enforceability. This Agreement and each of the other Transaction Documents has been duly executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         4. Financial Statements. The balance sheets of Borrower and Parent, respectively, and the related statements of income of Borrower and Parent, respectively, for the fiscal year then ended, copies of which have been furnished to Program Manager, fairly present the financial condition of Borrower and Parent, respectively, as at such date and the results of the operations of Borrower and Parent, respectively, for the period ended on such date. Since the date of such financial statements, there has been no material adverse change in the financial condition, operations, assets, business, properties or prospects of Borrower and Parent, respectively.

         5. Proceedings. Each litigation, arbitration, governmental investigation or proceeding, labor controversy or other proceeding which is pending (or which has been threatened in writing) affecting Borrower, or any of its properties, businesses, assets or revenues has been disclosed in writing to Program Manager.

         6. Regulatory Matters; Contracts. (a) Borrower has all necessary permits, licenses, agreements, accreditations, certifications, identification numbers and Government Consents to operate and conduct its business as it is presently being conducted, subject to minor exceptions and deficiencies which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         (b) Each Contract relating to an Eligible Receivable is the legal, valid, binding and enforceable obligation of the related Obligor, is in full force and effect and has not been amended or otherwise


                               Schedule 3, Page 1
modified, rescinded or revoked or assigned. Borrower and the related Obligor each is in compliance with the requirements of each Contract relating to an Eligible Receivable.

         7. UCC Matters. The chief executive office of Borrower is located at Borrower's address referred to in Section 9.2 (or at other locations that have been notified to Program Manager in accordance with Paragraph 6 of Schedule 5 and are located in jurisdictions where all actions required by that Paragraph have been completed). Borrower's legal name is as set forth in the preamble to this Agreement, and except as set forth in the Application, Borrower has not changed its name in the last six years and, during such period, Borrower did not use, and Borrower does not now use, except as otherwise permitted by Paragraph 6 of Schedule 5, any trade names, fictitious names, assumed names or "doing business as" names. Borrower has not changed the location of its chief executive office or its name, identity or corporate structure within the four months prior to the date of this Agreement. Borrower does not have an office or assets in the States of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

         8. Solvency. Borrower is solvent and will not become insolvent after giving effect to the transactions contemplated by this Agreement; Borrower has not incurred debts or liabilities beyond its ability to pay and is paying its debts as they come due; Borrower will, after giving effect to the transactions contemplated by this Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; and the Loan hereunder are made in good faith and Borrower has no actual intent to hinder, delay or defraud either present or future creditors of Borrower.

         9. Taxes. Borrower or Parent has filed on a timely basis all Federal, state and local Tax returns required to be filed and has paid, or made adequate provision for payment of, all Taxes, assessments and other governmental charges due from Borrower or Parent.

         10. ERISA. Each pension plan or profit sharing plan to which Borrower or Parent is a party has been fully funded in accordance with the obligations of Borrower or Parent set forth in such plan.

         11. Information. All documents, Medical Records, Receivables Information and other information furnished by or on behalf of Borrower to Lender, Support Servicer, Program Manager and any transferees, agents and employees of any thereof prior to the date of this Agreement and during the term of this Agreement, or in connection with any transaction contemplated by this Agreement, do not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.


                               Schedule 3, Page 2

                   SCHEDULE 4. REPRESENTATIONS AND WARRANTIES
                           AS TO ELIGIBLE RECEIVABLES

         1. With respect to each such Receivable: (a) its Obligor (i) is an Insurance Obligor, a Government Obligor or other Obligor agreed to in writing by Lender,, (ii) is a resident of the United States, (iii) is not an Affiliate of Borrower, (iv) is the primary Obligor with respect to such Receivable; and (v) is not the subject of a Bankruptcy Event.

                 (b) the Date of Service for such Receivable is at least 60 days prior to the statutory and contractual filing deadline for collection applicable to such Receivable;

                 (c) it is denominated and payable only in dollars in the United States and has an Edited Face Value not in excess of fifty thousand dollars ($50,000); and

                 (d) it is not a Receivable (or in a category of Receivables) as to which Program Manager has notified Borrower that Program Manager has determined prior to the date of such determination, in its sole discretion, that such Receivable (or category of Receivables) is unacceptable for inclusion in the Borrowing Base.

         2. The Obligors identified on each Receivables List are obligated to pay at least the Edited Face Value of the related Receivables described thereon.

         3. None of such Receivables (a) has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set off or modified (and no obligations of the related Obligor with respect thereto have been waived) or (b) is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set off, counterclaim, defense or any other modification whether arising out of transactions concerning the Contract or otherwise unless the same has been disclosed in writing to Program Manager and is acceptable to Program Manager.

         4. True and correct copies of all Medical Records relating to each such Receivable have been delivered by Borrower to Program Manager, on behalf of Lender.

         5. Each such Receivable is owned by Borrower free and clear of any Adverse Claim, other than (a) the rights of Lender under this Agreement; (b) any rights of any Person claiming under Lender; and (c) any rights of an Obligor potentially to assert that the amount billed with respect to such Receivable exceeds the amount that the Obligor must pay pursuant to applicable law or contract. No Obligor of any such Receivable has received any notice of any Adverse Claim against, interest in, or Lien on all or any part of such Receivable and the other items assigned pursuant to Section 2.5 other than interests being granted to Lender and its assignees and other than any such adverse claim, interest, or lien that will no longer exist immediately after such date.

         6. Section 2.5 vests in Lender a valid security interest in such Receivables and other items purported to be created thereby. No action, other than the execution and delivery of this Agreement, the filing of UCC financing statements in the state in which Borrower's office referenced in Section 9.2 is located, the execution and delivery of the Obligor Notices, and the giving of value by Lender is required to perfect the interest of Lender in the Collateral acquired by Lender, and all such actions have been accomplished by the date each such Receivable is included in the Borrowing Base (it being understood


                               Schedule 4, Page 1
that Section 4.2 contemplates that Program Manager will send Obligor Notices to the applicable Obligors). No effective financing statement or other similar instrument covering any such Receivable or any interest therein is on file in any recording office except such as may be filed in favor of (or against) Lender or Lender's assigns.

         7.      Each such Receivable and each of the related Contracts:

                 (a) was created in accordance with and complies in all respects with all laws, rules, regulations, orders, decrees and directives applicable thereto (including laws, rules, regulations, orders, decrees and directives relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), and no party to such related Contracts is in violation of any such law, rule, regulation, order, decree or directive in any material respect; and

                 (b) is in full force and effect and represents and constitutes a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

         8. Each such Receivable (a) is payable, in an amount equal to not less than its Edited Face Value, by the Obligor identified by Borrower as being obligated to do so, (b) is based on an actual and bona fide rendition of health care services to, or the furnishing of goods to, an individual by Parent in the ordinary course of its business, and (c) is not evidenced by instruments or chattel paper within the meaning of the UCC.

         9. The goods and services provided and reflected in each such Receivable were medically necessary, and the patient has received such goods or services.

         10. The Edited Face Value for each such Receivable (a) does not exceed the usual, customary and reasonable fees charged by other medical service providers in each of Parent's and the applicable patient's community for services or goods which are the same as or similar to the services or goods constituting the basis for such Receivable and (b) does not exceed any limitations imposed by any applicable workmen's compensation statute or regulations or contracts for reimbursement from the related Obligor.

         11. Parent has treated the assignment of such Receivables to Borrower as a sale or contribution for all purposes, including Tax and accounting purposes, and has reflected such sale or contribution treatment in all of Parent's and Borrower's relevant books, records, computer files, tax returns, financial statements other applicable documents and regulatory filings. The patient to which such Receivable relates has signed an assignment of benefits evidencing such patient's intent to assign its rights to payment with respect to such Receivable for collateral purposes to Borrower and its assignees.

         12. There are no actions, suits, proceedings or investigations pending or threatened before any court, administrative agency, arbitrator, governmental body or other tribunal (i) asserting the invalidity of a Receivable or any Contract related thereto, (ii) with respect to any Receivable, relating to the bankruptcy or insolvency of the related Obligor, (iii) seeking the payment of such Receivable or payment


                               Schedule 4, Page 2
or performance of such Contract or (iv) seeking any determination or ruling that
might  adversely  affect  the  validity,   collectibility,   timely  payment  or
enforceability of such Receivable or any Contract related thereto.

         13.     Intentionally Left Blank.

         14. No default has occurred under any Contract relating to any Receivable which is reasonably likely to have a material adverse effect on such Contract or the related Receivable.

         15. As to each Receivable which is an interest in or claim under any policy of insurance, such policy of insurance contains no provisions restricting or in any way conditioning the assignability of any interest in or claim under such policy of insurance.

         16. All such Receivables were generated by Riverside or Coast, each of which is a wholly- owned subsidiary of Parent.


                               Schedule 4, Page 3

                        SCHEDULE 5. BORROWER'S COVENANTS

         1. Legal Matters. (a) Borrower shall comply in all respects with all applicable laws, rules, regulations and orders and preserve and maintain its existence, rights, franchises, qualifications and privileges. Borrower shall pay all of its Taxes when due, unless and only to the extent that Borrower is contesting such Taxes in good faith and by appropriate proceedings (and has set aside on its books adequate reserves relating thereto in accordance with generally accepted accounting principles).

         (b) Borrower shall comply, in all respects, with all laws, acts, rules, regulations, orders, decrees and directives of any Federal, state or local governmental authority (including laws, rules and regulations relating to usury, consumer protection, truth-in-lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collections and privacy)
applicable to the Receivables or any part thereof or any related Contracts and with respect to Borrower and its business and properties.

         (c) Borrower shall comply, in all material respects, with its obligations under the Contracts relating to Receivables. The exercise by Lender, Program Manager or any of their respective agents or designees (including Support Servicer) or assignees of rights hereunder shall not relieve Borrower from such obligations.

         2. Books and Records; Access. (a) Borrower shall (i) keep its books and accounts in accordance with sound accounting principles and, (ii) make a clear and unambiguous notation on its computer files and other books and records to indicate that its Receivables have been assigned to Lender as security. Borrower also shall maintain and implement administrative and operating procedures pursuant to Program Manager's instructions (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable to assist Program Manager in collecting all Receivables after the occurrence and continuation of an Event of Default.

         (b) Borrower  shall permit each  Reviewing  Person at all times to have full and free access during normal business hours to all the books, correspondence and records of Borrower insofar as they relate to the Receivables, to examine the same, to take extracts therefrom and to make photocopies thereof, and Borrower agrees to render to each Reviewing Person, at Borrower's cost and expense, such clerical and other assistance as may be reasonably requested in connection with the exercise of the foregoing rights. Borrower shall, from time to time during regular business hours as requested by a Reviewing Person, discuss matters relating to the Receivables or Borrower's performance under the Transaction Documents or the Contracts relating to the Receivables with any of the officers or employees of Borrower having knowledge of such matters.

         (c) Borrower shall treat the transactions contemplated by this Agreement, including the assignment for security of each Receivable to Lender, as a Loan from Lender to Borrower for all purposes, including Tax and accounting purposes, and shall reflect loan treatment in all of Borrower's relevant books, records, computer files, Tax returns, financial statements and other applicable documents and regulatory filings.

         (d) Borrower agrees that Program Manager shall be permitted to have at least one of its employees or designated representatives physically present in the administrative offices of Borrower during normal business hours for such purposes as Program Manager may deem appropriate in connection


                               Schedule 5, Page 1
with this Agreement. Borrower agrees that such employees or designated representatives shall have the same privilege of access to its files and records and communication with its employees pertaining to the collection of Receivables as Borrower's own employees.

         (e) Borrower hereby grants each Reviewing Person the right of access to an inspection of, during Borrower's regular business hours, all Records and all facilities of Borrower, or facilities used by Borrower or by third parties on behalf of Borrower, including facilities at which billing, processing, collection, administration or servicing activities occur or have occurred with respect to Receivables, and including facilities for cash and payment receipts and processing. This right of access may be exercised at any time and from time to time and shall include the right: (i) to examine and make copies of and abstracts from all records of Borrower and its agents or contractors relating to its Receivables and the processing and administration thereof and to Borrower's performance and nonperformance of its duties and obligations hereunder; (ii) to visit the offices and properties of Borrower and its agents and contractors for the purposes of examining the records referred to in clause (i) of this sentence; and (iii) to discuss matters relating to such matters with any officer, employee, agent or representative of Borrower or its contractors believed by a Reviewing Person to have knowledge of such matters. Borrower shall cooperate and be responsible for the compliance with this Paragraph 2(e) by any Affiliate or other Person engaged by Borrower to assist in the processing or administration of Receivables.

         3.  Reporting.  Borrower shall furnish to Program Manager:

                 (a) as soon as Borrower learns of the occurrence of any Event of Default, or event that with notice, passage of time or both would become an Event of Default, notice of such event, followed (as soon as practicable and in any event within five Business Days of such notice) by a written statement of an officer identified in the most recent certificate delivered pursuant to Schedule 2 setting forth details of such event and the action that Borrower proposes to take with respect thereto;

                 (b) as soon as possible and in any event within three Business Days of Borrower learning thereof, notice of (i) any previously undisclosed litigation, investigation or proceeding which could reasonably be expected to have a Material Adverse Effect, (ii) any material adverse development in previously disclosed litigation and (iii) the occurrence of any Reportable Event (as defined in Article IV of ERISA) as to any employee benefit plan for which Borrower has any liability;

                 (c) as soon as possible and in any event within one Business Day of Borrower learning thereof, notice of (i) any disputes, offsets, deductions, defenses or counterclaims which are or may be asserted by an Obligor against its obligation to pay any amounts owed on a Receivable or (ii) the occurrence of any other event or condition that would have caused, or may cause, the representation and warranty contained in Paragraph 3 of Schedule 4 to no longer be true and correct if such representation and warranty were made by Borrower on the date of the occurrence of such event or condition;

                 (d) promptly, from time to time, updated, completed, signed copies of the patient consents referred to in Section 4.2(g) of this Agreement as such information contained in such patient consents previously delivered to Program Manager changes over time; and

                 (e) on the first Business Day of each week a Borrowing Base Certificate substantially in the form of Exhibit F (the "Borrowing Base Certificate").


                               Schedule 5, Page 2

                 (f) promptly, from time to time, such other information, documents, records or reports as Program Manager may from time to time reasonably request.

         4. Certain Matters Relating to Receivables and Collections. Borrower shall not:

                 (a) except as otherwise expressly provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable or related Contract or assign any right to receive income in respect thereof;

                 (b) compromise, adjust, extend, satisfy, subordinate, rescind, set off, amend or otherwise modify, or otherwise permit or agree to any deviation from, the terms and conditions of any Receivable, or except as disclosed in writing to Program Manager and Lender prior to the effective date thereof, otherwise amend, modify or waive any term or condition of any Contract related thereto;

                 (c) make any change in the character of its business (except for changes required by state or Federal statutes or regulations or for continued participation in third-party payment programs), which change would, in either case, impair the timing of collection or ultimate collectibility of any Receivable;

                 (d) change, modify or rescind any direction contained in any previously delivered Obligor Notice (other than to a Government Obligor); or

                 (e) otherwise do anything to impair Lender's right in any Receivable, or impede or interfere with the collection of any Receivable.

         5. Payments to Obligors. Borrower shall make all payments to an Obligor necessary to prevent such Obligor from offsetting an earlier overpayment to Borrower against any amount which such Obligor owes with respect to a Receivable, and Borrower shall immediately notify Program Manager in the event of any action, proceeding, dispute, offset, deduction, defense or counterclaim that is or may be asserted by an Obligor relating to a Receivable.

         6. UCC Matters; Further Assurances. (a) Borrower shall not, without providing 60 days' prior written notice to Lender and Program Manager and any designee and filing such UCC financing statements and amendments to any previously filed financing statements as Program Manager may require, (i) change the location of its chief executive office or the location of the offices where the Records are kept or (ii) change its name, identity or structure or use any trade names, fictitious names, assumed names or "doing business as" names not listed in the Application.

         (b) Borrower shall not permit any Receivable to be evidenced by an "instrument" or "chattel paper" (as defined in the UCC) unless the same is delivered to Lender or Program Manager; provided, that such Receivable shall not thereafter be an Eligible Receivable.

         (c) Borrower shall, at its expense, maintain the Data Interface in good working condition and fully operational and, at its expense, take all further action that either Program Manager or Support Servicer may reasonably request, from time to time, in order to fully effectuate the transactions and information transfers contemplated under the Transaction Documents to the reasonable satisfaction of each of Program Manager and Support Servicer.


                               Schedule 5, Page 3

         (d) Borrower shall, at its expense, promptly execute and deliver all further instruments, Records and documents, and take all further action that Program Manager may reasonably request, from time to time, in order to perfect, protect or more fully evidence the Lien of Lender on the Collateral, or to enable Lender, Support Servicer or Program Manager to exercise or enforce the rights of Lender hereunder or under the Collateral. Without limiting the generality of the foregoing, Borrower shall, upon the request of Program Manager, execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of Program Manager, necessary or appropriate with respect to all or any of the items covered by Section 2.5. Borrower hereby authorizes Program Manager to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the items covered by Section 2.5 without the signature of Borrower where permitted by law. If Borrower fails to perform any of its agreements or obligations contained in this Agreement, Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of Program Manager incurred in connection therewith shall be payable by Borrower.

         7. Hardware and Software. Borrower acknowledges and agrees that all computer hardware and software provided to Borrower by Program Manager or Support Servicer in connection with the transactions contemplated by this Agreement are and shall remain the property of Program Manager or Support Servicer, as the case may be, and Borrower shall return the same promptly to Program Manager or the Support Servicer, as the case may be, upon request.

         8. Separateness. Borrower will not permit its assets to be commingled with those of Parent or any Affiliate of Parent. Borrower shall maintain separate records and books of account from those of Parent and any Affiliate of Parent, and Borrower shall conduct its business from an office separate from that of Parent or any Affiliate of Parent, with a telephone number and stationery which are separate from the telephone number and stationery of Parent or any Affiliate of Parent (it being understood that, subject to the foregoing, the office of Borrower may be at the same location as the office of Parent or any Affiliate of Parent). Borrower will conduct its business solely in its own name and will cause Parent and each Affiliate of Parent to conduct its respective business solely in its respective own name so as not to mislead others as to the identity of the entity with which those others are concerned. Borrower will not incur any direct, indirect or overhead expenses that are material for any items shared between Borrower and Parent or any Affiliate of Parent, other than shared expenses that will be allocated on a basis reasonably related to the value of services rendered or property used, it being understood that the organizational expenses of Borrower may be paid by Parent or an Affiliate of Parent. Borrower will not hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of Parent or any Affiliate of Parent, and Borrower shall cause Parent or any Affiliate of Parent not to hold itself out, or permit itself to be held out, as having agreed to pay, or as being liable for, the debts of Borrower. Borrower shall not engage in any transactions with Parent or any Affiliate of Parent except in connection with the formation and capitalization of Borrower or except in connection with this Agreement and the other Transaction Documents including the purchase or Receivables from Parent or Affiliates of Parent. The financial statements of Borrower shall reflect that it is a corporation which is separate from Parent and each Affiliate of Parent. Borrower shall observe all formalities of an independent corporation, and at all times it shall maintain an "Independent Director" (as such term is used in the Constituent Documents of Borrower).

         9. Constituent Documents. Borrower shall not amend its Constituent Documents without the prior written consent of Lender.


                               Schedule 5, Page 4

                                   SCHEDULE 6.
             EDITED FACE VALUE; DETERMINATION OF BORROWING BASE ETC.
                                  (Section 2.2)

         Following is a summary of certain steps which will be taken in connection with the determination of the Borrowing Base:

         1. From time to time upon the request of Program Manager, but in any event not less often than on each Weekly Payment Date, Program Manager on behalf of Lender shall transmit to the Borrower Receivables Information with respect to all of its existing Receivables in the Borrowing Base. If any such Receivables Information cannot be communicated through the Data Interface (and prior to the establishment of the Data Interface pursuant to Section 4.2), Borrower shall deliver such Receivables Information to Program Manager (or a Person designated by it), by messenger for same day delivery, if practicable, or, if not practicable, by Federal Express for next day delivery.

         2. Program Manager shall, or shall cause Support Servicer to, review and evaluate all information set forth in the Receivables Information by, among other things, generating claim forms to be submitted to Obligors and communicating with such Obligors.

         3. In connection with such review and evaluation Program Manager and Borrower shall determine which are the Eligible Receivables to be included within the Borrowing Base. Based upon such review and evaluation, among other things, Program Manager shall cause an estimate to be made of the amount of Collections that will be received with respect to such Receivable (such estimate being referred to as the "Edited Face Value" of such Receivable). The Edited Face Value of a Receivable may be changed thereafter by Lender.

         4. Program Manager shall cause the related Receivables List and one or more UCC financing statements covering the Receivables described on the Receivables List to be prepared and delivered to Borrower.

         5. Borrower shall execute the related UCC financing statement(s) and each page of the related Receivables List.

         6. Borrower shall then return the related Receivables List as well as the UCC financing statement(s) to Program Manager.

         7. Program Manager shall then review the related Receivables List as well as the UCC financing statement(s) received by it from Borrower and, assuming that such items have been properly completed by Borrower, and subject to the other terms and conditions specified in the Agreement, Lender shall determine the "Borrowing Base" which shall equal not more than 94.7% of the aggregate Edited Face Value of all Eligible Receivables minus all Collections theretofore received by Lender on such Eligible Receivables.


                               Schedule 6, Page 1

                                                                       EXHIBIT A

                                 PROMISSORY NOTE


$1,250,000                                                   September 16, 1996


         FOR VALUE RECEIVED, the undersigned, OAK TREE RECEIVABLES, INC., a Florida corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of SAM FUND I, L.P. ( "Lender") on the Maturity Date, the principal sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($1,250,000) or, if less, the then aggregate outstanding principal amount of the Loan.

         Borrower also promises to pay interest on the unpaid principal amount of the Loan from the date of the Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Agreement (as defined below).

         Both principal and interest are payable in lawful money of the United States of America in immediately available funds at the office of Lender at 5821 Lakehurst, Dallas, Texas 75230, or at such other address as Lender shall notify Borrower, for the account of the Lender, free and clear of, and without deduction for or on account of, any and all present and future taxes, levies, imposts, deductions, charges, withholdings and all liabilities with respect thereto, all as set forth in the Agreement. The Loan, and all payments made on account of principal hereof, will be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is a part of this promissory note.

         This promissory note is the Note referred to in, and is entitled to the benefits of, the Health Care Receivables Loan and Security Agreement dated as of September 16, 1996 (as the same may be amended, restated or otherwise modified or supplemented from time to time, the "Agreement"), between Borrower, Lender and SAM PM, L.P., which Agreement, among other things, contains provisions for acceleration of the Maturity Date upon the occurrence of certain stated Events of Default and also for prepayments on account of principal hereof prior to the Maturity Date upon the terms and conditions specified in the Agreement.

         Capitalized terms used but not defined in this promissory note shall have the meaning assigned to each such term in the Agreement.

         THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS.


                            OAK TREE RECEIVABLES, INC.


                            By______________________
                              Title:

                                                     LOAN AND PRINCIPAL AMOUNTS

====================================================================================================================================
                     Amount of Loan Made        Amount of Principal Repaid       Unpaid Principal Balance
            -----------------------------------------------------------------------------------------------------------------------
    Date                                                                                                            Notation Made By
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

                                                                     EXHIBIT B-1

                    FORM OF NOTICE TO NON-GOVERNMENT OBLIGORS

                          [Letterhead of the Borrower]


CERTIFIED MAIL;                                                           [Date]
RETURN RECEIPT REQUESTED

[Name and Address
of Obligor]

To Whom it May Concern:

         [The purpose of this letter is to notify you that we have granted a Lien to SAM Fund I, L.P. (the "Lender") on receivables with respect to which you are obligated to pay us.] You are hereby irrevocably directed to make or send all Explanations of Benefits, remittance advices and other forms of payment, including checks, to the following address:

                           Post Office Box [            ]
                           [                ]
                           Reference:

         This direction may not be changed, modified or rescinded other than by written instrument executed by the Lender.



                                    OAK TREE RECEIVABLES, INC.


                                    By:________________________________
                                    Name Printed:______________________
                                    Title:_____________________________




         [Not required to be sent if sent under applicable Receivables Purchase Agreement.]

                                                                     EXHIBIT B-2

                      FORM OF NOTICE TO GOVERNMENT OBLIGORS

                            [Letterhead of Borrower]


CERTIFIED MAIL;                                                          [Date]
RETURN RECEIPT REQUESTED

[Name and Address
of Government Obligor]

To Whom it May Concern:

         You are hereby directed to make or send all Explanations of Benefits, remittance advices and other forms of payment, including checks, to the following address:

                           Post Office Box [            ]
                           [                ]
                           Reference:




                                    OAK TREE RECEIVABLES, INC.


                                    By:________________________________
                                    Name Printed:______________________
                                    Title:_____________________________




         [Not required to be sent if sent under applicable Receivables Purchase Agreement.]

                                                                      EXHIBIT C

                       FORM OF UCC FINANCING STATEMENT(S)/1/


Debtor                                                    Secured Party
Oak Tree Receivables, Inc.                                SAM Fund I, L.P.
_________________________                                 5821 Lakehurst Avenue
_________________________                                 Dallas, Texas  75230
_________________________
_________________________

Tax I.D. No._________________





Description of Collateral

Accounts, chattel paper, instruments, general intangibles, interests in or claims under any policy of insurance, records, contracts, Transaction Accounts, Lock-Boxes all funds and other items on deposit in the Transaction Accounts and the Lock-Boxes, and all certificates, agreements and instruments, if any, from time to time evidencing each Transaction Account, each Lock-Box and all funds and other items on deposit in each Transaction Account and each Lock-Box, and all proceeds of and amounts received or receivable under any of the foregoing; all as more fully described and specified in Schedule I attached hereto and made a part hereof.

/X/ Proceeds [/X/ products] of collateral are also covered.

Number of additional sheets presented:  2

Signature of Debtor                       Signature of Secured
                                           Party


OAK TREE RECEIVABLES, INC.                SAM Fund I, L.P., by
                                          SAM Fund General Partner, L.L.C., its
                                          general partner


By____________________                    By____________________
  [Title]                                 [Title]

------------------

/1/ This page illustrates information to be used in completing UCC-1 financing statements to be filed pursuant to this Agreement.

                                   SCHEDULE I
                                       to
                   Uniform Commercial Code Financing Statement
                                  on Form UCC-1


Naming:

DEBTOR

OAK TREE RECEIVABLES, INC.
1111 Park Centre Blvd., Suite 340
Miami, Florida  33169

SECURED PARTY

SAM Fund I, L.P.
5821 Lakehurst Avenue
Dallas, Texas  75230


           The financing  statement  (the  "Financing  Statement") to which this
Schedule I is attached and of which it is made a part covers all of the Debtor's right, title and interest in, to and under the following, whether now or hereafter owned, existing or arising (herein called the "Collateral"): (a) all Receivables, (b) all Records relating to such Receivables, (c) all Contracts relating to such Receivables, and (d) all proceeds of and amounts received or receivable (including without limitation all Collections) under any or all of the foregoing.

           The Financing Statement is being filed to perfect (i) all interests in the Collateral granted to the Secured Party by the Debtor pursuant to the Loan and Security Agreement, and (ii) the security interest granted by the Debtor to the Secured Party in the Collateral.

           As used herein, the following terms shall have the meanings set forth below:

           "Collections" means all funds which are received by or on behalf of Debtor, Secured Party, Program Manager or any other Person from or on behalf of Obligors in payment of any amount owed with respect to any Receivable.

           "Contract" means an agreement that requires an Obligor or an Affiliate of Debtor to pay for services rendered or medical equipment or goods sold, leased or rented to individuals by Debtor from time to time.

           "Loan and Security Agreement" means that certain Health Care Receivables Loan and Security Agreement among Debtor, Secured Party, and Program Manager, as the same may be amended, amended and restated or otherwise modified from time to time in accordance with its terms.

           "Lock-Box" means each Lock-Box established pursuant to a Transaction Document.

           "Medical Records" means all Records that evidence, or otherwise relate to, health care services rendered, or health care goods provided, by Debtor to an individual.

           "Obligor" means, with respect to any Receivable, the Person primarily or secondarily obligated to make payments on that Receivable.

           "Person" means an individual, partnership, corporation, trust (including without limitation a business trust), joint stock company, limited liability company, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity, whether acting in an individual, fiduciary or other capacity.

           "Program Manager" means SAM PM, L.P. or any successor.

           "Receivable" means any right of Debtor to payment from an Obligor, whether or not constituting an account, chattel paper, an instrument, a general intangible or an interest in or claim under any policy of insurance, arising (a) from the sale, rental or lease of health care goods (including without limitation medical equipment) to an individual or the provision of health care services to an individual (and any services or sales ancillary thereto) or (b) under health care capitation and similar agreements, in each case including without limitation all of the rights and remedies of Debtor relating thereto (including without limitation all guarantees, security interests and other arrangements supporting or securing such a right to payment), together with any and all proceeds in any way derived, directly or indirectly, from any of the foregoing. The Receivables shall be limited to those listed on Annex A hereto as supplemented from time to time to replace rejected receivables.

           "Records" means books, documents, papers, patient files, patient health records, and other records and information (including without limitation information contained in or on computer programs, disks and tapes) that evidence Receivables or are otherwise necessary or desirable to collect Receivables (including without limitation all Medical Records).

           "Transaction Accounts" means each account established pursuant to the Transaction Documents including the Cash Collateral Account, and the
Non-Government Lock-Box Account established pursuant to the Non-Government Lock-Box Agreement.

           "Transaction Documents" means this Agreement, the Note and any other documents or agreements to be executed and delivered in connection herewith.

           "UCC" means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

                                     ANNEX A

                                RECEIVABLES LIST
                                [TO BE ATTACHED]

                                                                       EXHIBIT D

              FORM OF LETTER AMENDING BORROWING BASE DETERMINATION

                         [Letterhead of Program Manager]
                                                          ________________, 199_
CERTIFIED MAIL;
RETURN RECEIPT REQUESTED

[Name and Address
of Borrower]

Re:  Borrowing Base Determination

Dear [Borrower]:

           Please refer to that certain Health Care Receivables Loan and Security Agreement dated as of September 16, 1996 (as heretofore amended, amended and restated or otherwise modified called the "Loan and Security Agreement") among you, as Borrower, SAM Fund I, L.P., as Lender and us, as Program Manager. Capitalized terms used but not otherwise defined herein have the meanings assigned to such terms in Schedule 1 of the Loan and Security Agreement. Articles I and IX of the Agreement are hereby incorporated by reference herein with all appropriate changes.

         From and after the date hereof, the Borrowing Base shall equal __% of the aggregate Edited Face Values of the Eligible Receivables minus the Collections thereon.

         Please acknowledge your agreement to the foregoing by signing below and returning a signed copy of this letter to our attention in the manner contemplated by Section 9.2 of the Loan and Security Agreement.

                                   Sincerely,

                                   SAM PM, L.P.

                                   By SAM Holdings General Partner, L.L.C., its general partner

                                   By:________________________________
                                      Name Printed:_________________
                                      Title:____________________


Agreed and Acknowledged
 as of the date first
 written above:

[NAME OF BORROWER]

By:________________________________
Name Printed:______________________
Title:_____________________________

                                                                       EXHIBIT E

                        FORM OF LIMITED POWER OF ATTORNEY

       This Limited Power of Attorney is executed pursuant to the Health Care Receivables Loan and Security Agreement, dated as of September 16, 1996 (as amended, amended and restated or otherwise modified from time to time, the "Loan and Security Agreement") among OAK TREE RECEIVABLES, INC., as Borrower, SAM Fund I, L.P., as Lender and SAM PM, L.P., as Program Manager.

       KNOW ALL PERSONS BY THESE PRESENTS, that OAK TREE RECEIVABLES, INC., a Florida corporation ("Borrower") at 1111 Park Centre Blvd., Suite 340, Miami, Florida 33169, effective after the occurrence and continuation of an Event of Default, does hereby nominate, constitute and appoint SAM PM, L.P. ("Program Manager"), each officer and manager of Program Manager and of the general partner of the Program Manager from time to time (and each employee and agent of Program Manager and of the general partner of the Program Manager authorized by Program Manager or the general partner of the Program Manager from time to time to act hereunder), jointly and each of them severally, together or acting alone, its true and lawful attorney-in-fact, for Borrower in its name, place and stead, in the sole discretion of such attorney-in-fact, to take in Borrower's name, as applicable or necessary, subject to applicable law, any and all steps as are necessary or advisable, in the determination of such attorney-in-fact, in order to effectuate and perform any and all of the transactions contemplated by the Loan and Security Agreement. Without limiting the foregoing, Borrower hereby authorizes such attorney-in-fact, subject to applicable law, to (i) issue notices to, prepare, file and submit proof of claim forms with, and otherwise communicate with, Obligors in the name of Borrower, (ii) ask, demand, collect, sue for, recover, receive and give acquittance and receipts for moneys due and to become due with respect to Receivables, (iii) receive, endorse, negotiate, transfer, deposit, collect and otherwise deal with any drafts, checks or other instruments and documents with respect to Receivables, (iv) prepare, sign, apply for, and file, in Borrower's name, any document (including UCC financing statements or continuation statements) to establish Lender as secured party of the Receivables and any related property and lien holder with respect to such Receivables and any related property, (v) open and establish bank accounts with Program Manager (and any other person or entity designated by Program Manager) as the only signers on the accounts and the sole beneficiaries of these accounts for purposes of collecting Receivables, (vi) negotiate, settle, adjust, compromise, extend or renew, discharge and release any or all Receivables, (vii) prepare, sign and file any claims in Borrower's name with an Obligor or take any other action or institute any proceedings which Program Manager may deem necessary or desirable for the collection of any of the Receivables or otherwise to enforce the rights of Lender with respect to any of the Receivables and
(viii) do all other things necessary or proper to carry out the administration and servicing of the Receivables.

       Borrower hereby ratifies and confirms the execution, delivery and performance (whether before or after the date hereof) of the above-mentioned instruments, documents and actions, by Borrower's attorney-in-fact and all that Borrower's attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

       This Limited Power of Attorney is coupled with an interest and shall not be revocable until such date that Borrower and Program Manager shall mutually designate in writing as the "Final Payout Date". This Limited Power of Attorney is transferable and assignable by Program Manager, at its sole discretion.

       Borrower hereby agrees that no person or entity dealing with Borrower's attorney-in-fact shall be bound to inquire into such attorney-in-fact's power and authority hereunder and any such person or entity shall be fully protected in relying on such power of authority.

       Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Loan and Security Agreement.

       This Limited Power of Attorney shall be governed and construed in accordance with the laws of the State of Texas without reference to principles of conflicts of law.

       IN WITNESS WHEREOF, Borrower has executed this Limited Power of Attorney this ___ day of September, 1996.

                                    OAK TREE RECEIVABLES, INC.


                                    By:________________________________
                                    Name Printed:______________________
                                    Title:_____________________________


Attest:



By:__________________________________
Name Printed:________________________
Title:_______________________________

STATE OF FLORIDA  )
                                    SS
COUNTY OF DADE    )

           On September  __, 1996 before me,  ______________________  personally appeared _____________________

o  personally known to me, or

o proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that such person executed the same in such person's authorized capacity, and that by such person's signature on the instrument such person (or entity upon behalf of which person acted) executed the instrument.





Signature_______________________


[Affix Notary Seal]

My Commission Expires On:

______________________, 199_

                                                                       EXHIBIT F

                       FORM OF BORROWING BASE CERTIFICATE

To:      The Lender party to the Loan and Security Agreement
         Described Below


         This Borrowing Base Certificate is furnished to that certain Loan and Security Agreement dated as of September 16, 1996 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement") among Oak Tree Receivables, Inc., as Borrower (the "Borrower"), SAM Fund I, L.P., as Lender and SAM PM, L.P., as Program Manager. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

         1.       I am the duly elected _________________ of the Borrower.

         2.  Schedule  I  attached   hereto  sets  forth   financial   data  and
computations evidencing the computation of the Borrowing Base, all of which data and computations are true, complete and correct.

         The foregoing certifications are made and delivered this ____ day of _____________, 199_.



                         ______________________________
                                     [Name]

                    SCHEDULE I TO BORROWING BASE CERTIFICATE

                      Calculations as of ____________, 199_


(a)      Edited Face Value of Eligible Receivables                $__________

(b)      Collections Received on such Eligible Receivables        $__________

(c)      Line (a) minus Line (b)                                  $__________

(d)      Line (c) multiplied by ____% (Borrowing Base)            $__________

(e)      Outstanding Principal Balance of Loan                    $__________